EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                              PERARDUA CORPORATION

                                    ARTICLE I

                                      NAME
                                      ----

         The name of the Corporation is PerArdua Corporation.

                                   ARTICLE II

                                REGISTERED OFFICE
                                -----------------

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                                    PURPOSES
                                    --------

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV

                                  CAPITAL STOCK
                                  -------------

         Section 1.  Number of Shares.

         The total number of shares of capital stock which the Corporation shall have the authority to issue is 26,000,000 shares, of which (i) 1,000,000 shares shall be Preferred Stock, par value $.01 per share (the "Preferred Stock") and
(ii) 25,000,000 shares shall be common stock, par value $.01 per share (the "Common Stock"). As set forth in this Article IV and subject to the terms of any series of Preferred Stock (provided that any shares of such series are issued and outstanding), the Board of Directors or any authorized committee thereof is authorized from time to time to establish and designate one or more series of Preferred Stock, to fix and determine the variations in the relative rights and preferences as between the different series of Preferred Stock in the manner hereinafter set forth in this Article IV, and to fix or alter the number of shares comprising any such series and the designation thereof to the extent permitted by law.

         Except as provided to the contrary in the provisions establishing a class of stock or a series of Preferred Stock, the number of authorized shares of such class or series may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the stock of the Corporation entitled to vote, voting as a single class.

         Section 2.  General.

         The designations, powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, Sections 3 and 4 of this Article IV.

         Section 3.  Common Stock.

         Subject to all of the rights, powers and preferences of the Preferred Stock, and except as provided by law or in this Article IV (or in any certificate of designation of any series of Preferred Stock, provided that any shares of such series are issued and outstanding) or by the Board of Directors or any authorized committee thereof pursuant to this Article IV:

                  (a) the holders of the Common Stock shall have the exclusive right to vote for the election of Directors and on all other matters requiring stockholder action, each share being entitled to one vote;

                  (b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as directed by the Board of Directors or any authorized committee thereof; and

                  (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

         Section 4.  Preferred Stock.

         Subject to any limitations prescribed by law or by the terms of any series of Preferred Stock (provided that any shares of such series are issued and outstanding), the Board of Directors or any authorized committee thereof is expressly authorized to provide for the issuance of the shares of Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Any action by the Board of Directors or any authorized committee thereof under this Section 4 shall require the affirmative vote of a majority of the Directors then in office or a majority of the members of such committee. The Board of Directors or any authorized committee thereof shall have the right to determine to fix one or more of the following with respect to each series of Preferred Stock to the extent permitted by law:

                  (a) The distinctive serial designation and the number of shares constituting such series;

                  (b) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

                  (c) The voting powers, full or limited, if any, of the shares of such series;

                  (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

                  (e) The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

                  (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any terms and conditions of such conversion or exchange;

                  (h) The price or other consideration for which the shares of such series shall be issued;

                  (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

                  (j) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors or any authorized committee thereof may deem advisable.

                                    ARTICLE V

                               STOCKHOLDER ACTION
                               ------------------

         Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

                                   ARTICLE VI

                                    DIRECTORS
                                    ---------

         Section 1.  General.

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided herein or required by law.

         Section 2.  Election of Directors.

         Election of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         Section 3.  Number and Terms of Directors.

         The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes as nearly equal in number as possible. The initial Class I Directors of the Corporation shall be Emanuela I. Charlton, Ph.D. and Thomas Quinn; the initial Class II Directors of the Corporation shall be Samuel P. Sears, Jr. and William Lewin, M.D.; and the initial Class III Director of the Corporation shall be Francis E. O'Donnell, Jr., M.D. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1997, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1998; and the initial Class III Director shall serve for a term expiring at the annual meeting of stockholders to be held in 1999. At each annual meeting of stockholders, the successor or successors of the class of Directors whose term expires at that meeting shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

         Notwithstanding the foregoing,  whenever, pursuant to the provisions of
Article IV of this Certificate of Incorporation, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation and any certificate of designations applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Section 3.

         During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which said right continues: (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total and authorized number of Directors of the Corporation shall be reduced accordingly.

         Section 4.  Removal.

         Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by stockholders in the election of such Director. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting. For purposes of this

Certificate of Incorporation, "cause," with respect to the removal of any Director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and material injury to the Corporation.


                                   ARTICLE VII

                                 INDEMNIFICATION
                                 ---------------

         Section 1.  Definitions.  For purposes of this Article:

         (a)  "Officer"   means  any   person  who  serves  or  has  served  the
Corporation (i) as a director on the Board of Directors of the  Corporation,  or
(ii) as an officer appointed by the Board of Directors of the Corporation;

         (b) "Non-Officer Employee" means any person who serves or has served as an employee of the Corporation, but who is not or was not an Officer;

         (c) "Proceeding" means any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative;

         (d) "Expenses" means all reasonable attorney's fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

         (e) "Corporate Status" describes the status of a person who (i) in the case of an Officer, is or was a director, officer, employee or agent of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such Officer is or was serving at the written request of the Corporation, or (ii) in the case of a Non-Officer Employee, is or was an employee of the Corporation or a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such Non-Officer Employee is or was serving at the written request of the Corporation; and

         (f) "Disinterested Director" means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a director of the Corporation who is not and was not a party to such Proceeding.

         Section 2.  Indemnification  of Officers.  Subject to the  operation of
Section 4 of this Article VII, each Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Officer or on such Officer's behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Officer is, or is threatened to be made, a party to or participant in by reason of such Officer's Corporate Status, if such Officer acted in good faith and in a manner such Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, has no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 2 shall continue as to an Officer after he or she has ceased to be an Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Officer seeking indemnification in connection with a Proceeding initiated by such Officer only if such Proceeding was authorized by the Board of Directors of the Corporation.

         Section 3. Indemnification of Non-Officer Employees. Subject to the operation of Section 4 of this Article VII, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee's behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such non-officer Employee's Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall continue as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer

Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.

         Section 4. Good Faith. Unless ordered by a court, no indemnification shall be provided pursuant to this Article VII to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so direct by independent legal counsel in a written opinion, or (c) by the stockholders of the Corporation.

         Section 5. Advancement of Expenses to Officers Prior to Final Disposition. The Corporation shall advance all Expenses incurred by or on behalf of any Officer in connection with any Proceeding in which such Officer is involved by reason of such Officer's Corporate Status within ten days after the receipt by the Corporation of a statement or statements from such Officer requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and shall be preceded or accompanied by an undertaking by or on behalf of such Officer to repay any Expenses so advanced if it shall ultimately be determined that such Officer is not entitled to be indemnified against such Expenses.

         Section 6. Advancement of Expenses to Non-Officer Employees Prior to Final Disposition. The Corporation may, in the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Non-Officer Employee in connection with any Proceeding in which such Non-Officer Employee is involved by reason of such Non-Officer Employee's Corporate Status upon the receipt by the Corporation of a statement or statements from such Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such Non-Officer Employee to repay any Expenses so advanced if it shall ultimately be determined that such Non-Officer Employee is not entitled to be indemnified against such Expenses.

         Section 7. Contractual Nature of Rights. The foregoing provisions of this Article VII shall be deemed to be a contract between the Corporation and each Officer and Non-Officer Employee who serves in such capacity at any time while this Article VII is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or heretofore existing or any Proceeding heretofore or thereafter brought based in whole or in part upon any such state of facts. If a claim for indemnification or advancement of Expenses hereunder by an Officer or Non-Officer

Employee is not paid in full by the Corporation within (a) 60 days after the Corporation's receipt of a written claim for indemnification, or (b) 10 days after the Corporation's receipt of documentation of Expenses and the required undertaking, such Officer or Non-Officer Employee may at any time thereafter bring suit against the Corporation or recover the unpaid amount of the claim, and if successful in whole or in part, such Officer or Non-Officer Employee shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification or advancement of Expenses under this Article VII shall not be a defense to the action and shall not create a presumption that such indemnification or advancement is not permissible.

         Section 8. Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Article VII shall not be exclusive of any other right which any Officer or Non-Officer Employee may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, agreement, vote of stockholders or Disinterested Directors or otherwise.

         Section 9. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Officer or Non-Officer Employee or arising out of any such person's Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the General Corporation Law of the State of Delaware or the provisions of this Article VII.

                                  ARTICLE VIII

                             LIMITATION OF LIABILITY
                             -----------------------

         A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         Any repeal or modification of this Article VIII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.


                                   ARTICLE IX

                               AMENDMENT OF BYLAWS
                               -------------------

         Section 1.  Amendment by Directors

         In furtherance and not in limitation of the powers conferred by statute and subject to the terms of any series of Preferred Stock (provided that any shares of such series are issued and outstanding), the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

         Section 2.  Amendment by Stockholders

         Subject to the terms of any series of Preferred Stock (provided that any shares of such series are issued and outstanding), the Bylaws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class; provided, however, that, subject to the terms of any series of Preferred Stock (provided that any shares of such series are issued and outstanding), if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.

                                    ARTICLE X

                    AMENDMENT OF CERTIFICATE OF INCORPORATION
                    -----------------------------------------

         Subject to the terms of any series of Preferred Stock (provided that any shares of such series are issued and outstanding), the Corporation reserves the right to amend or repeal this Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Subject to the terms of any series of Preferred Stock (provided that any shares of such series are issued and outstanding), whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by this Certificate of Incorporation or by law, the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provisions of this Certificate of Incorporation; provided, however, that, subject to the terms of any series of Preferred Stock (provided that any shares of such series are issued and outstanding), the affirmative vote of not less than 80% of the total votes eligible to be cast by holders of voting stock, voting together a single class, shall be required to amend or repeal any of the provisions of Article X of this Certificate of Incorporation.

         The name of the Incorporator of the Corporation is J. Benjamin English, Esquire and his business address is 707 East Main Street, 11th Floor, in the City of Richmond, Virginia 23219.


                                  /s/ J. Benjamin English
                                  --------------------------------------
                                  Incorporator
                                  J. Benjamin English










                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              PERARDUA CORPORATION


         1. The name of the Corporation is PerArdua Corporation. The amendments to the Corporation's Certificate of Incorporation set forth herein were adopted and approved in accordance with Section 242 of the Delaware General Corporation Law by the Directors of the Corporation by unanimous consent effective April 9, 1997, and by the stockholders of the Corporation at the Corporation's Annual Meeting of Stockholders duly held on April 23, 1997 (the "Annual Meeting").

         2. The first paragraph of Article VI, Section 3 of the Certificate of Incorporation is amended in its entirety to read as follows:

                  "The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. Directors elected at an annual meeting of stockholders or at a special meeting of stockholders shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal."

         3. Article VI, Section 4 of the Certificate of Incorporation is amended in its entirety to read as follows:

         "Section 4.  Removal.

         Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office with or without cause by the affirmative vote of a majority of the total votes which would be eligible to be cast by stockholders in the election of such Director. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting."

         4. Article X of the Certificate of Incorporation is amended in its entirety to read as follows:







                                   "ARTICLE X

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         Subject to the terms of any series of Preferred Stock (provided that any shares of such series are issued and outstanding), the Corporation reserves the right to amend or repeal this Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Subject to the terms of any series of Preferred Stock (provided that any shares of such series are issued and outstanding), whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by this Certificate of Incorporation or by law, the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provisions of this Certificate of Incorporation; provided, however, that, subject to the terms of any series of Preferred Stock (provided that any shares of such series are issued and outstanding), the affirmative vote of not less than two-thirds of the total votes eligible to be cast by holders of voting stock, voting together a single class, shall be required to amend or repeal any of the provisions of
Article V, VII, VIII, IX OR X of this Certificate of Incorporation."

         5. Of the 2,643,440 shares of common stock, par value $0.01 per share, outstanding as of the record date for the Annual Meeting of April 10, 1997, all of which were entitled to vote on the amendments as a class, 2,299,577 shares were present and voted at the Annual Meeting, either in person or by proxy. Of such shares, 2,299,577 shares were voted FOR the amendments and no shares were voted AGAINST the amendments. The number of shares voted for the amendments was sufficient for their approval.

         6. Except to the extent expressly amended hereby, the Certificate of Incorporation of the Corporation shall remain in full force and effect.

         IN WITNESS WHEREOF, PerArdua Corporation has caused this Certificate to be executed by Samuel P. Sears, Jr., Secretary of the Corporation and its duly authorized officer, on the 24th day of April, 1997.

                                                       PERARDUA CORPORATION


                                                       By:
                                                          ----------------------
                                                           Samuel P. Sears, Jr.,
                                                           Secretary

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